Exhibit 21.1
CAPITALSOURCE INC. SUBSIDIARIES
Alexander Funding, LLC
Alpha Packaging Associates I, LLC
Boulder City LLC
CapitalSource Advisors LLC
CapitalSource Analytics LLC
CapitalSource Bank
CapitalSource Commercial Loan LLC, 2002-2
CapitalSource Commercial Loan LLC, 2003-1
CapitalSource Commercial Loan LLC, 2003-2
CapitalSource Commercial Loan LLC, 2004-1
CapitalSource Commercial Loan LLC, 2004-2
CapitalSource Commercial Loan LLC, 2005-1
CapitalSource Loan Trust 2002-2
CapitalSource Loan Trust 2003-1
CapitalSource Loan Trust 2003-2
CapitalSource Loan Trust 2004-1
CapitalSource Loan Trust 2004-2
CapitalSource Loan Trust 2005-1
CapitalSource Europe Limited
CapitalSource Finance LLC
CapitalSource Finance II Inc.
CapitalSource Funding LLC
CapitalSource Funding III LLC

CapitalSource Mortgage Finance LLC
CapitalSource Servicing LLC
CapitalSource SNF Funding LLC
CapitalSource TRS Inc.
CIG International LLC
CS Asset Management LLC
CS Bluesky II LC
CS Equity Investments, Inc.
CS Equity II LLC
CS Funding II Depositor LLC
CS Funding V Depositor LLC
CS Funding VI Depositor LLC
CSE Finance, Inc.
CSE Mortgage LLC
CSE QRS Funding I LLC
CSE QRS Funding II LLC
CSE SLB LLC
CSE SNF Holdings LLC
CSE WKTM Contributor LLC
Delft Funding, LLC
Desert Lane LLC
HRG Holdings LLC
Legends Funding, LLC
Los Charon Holdings LLC
Mauna Loa Funding, LLC

North Las Vegas LLC
Paradise Canyon Funding, LLC
PrivateSource Mortgage LLC
South Peters Funding, LLC
VI Funding, LLC
VO Receivables Funding, LLC